Exhibit 1.1
                                                          Underwriting Agreement







                        CPS AUTO RECEIVABLES TRUST 1997-3
                 $80,832,000 6.10% Class A-1 Asset Backed Notes $61,668,000 6.38% Class A-2 Asset Backed Notes
                  $3,750,000 10.65% Class B Asset Backed Notes

                             UNDERWRITING AGREEMENT


                                       August 15, 1997



PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Black Diamond Securities, LLC
230 Park Avenue
New York, New York 10169




Ladies and Gentlemen:

         CPS Receivables Corp. (the "Company"), a California corporation and wholly-owned subsidiary of Consumer Portfolio Services, Inc., a California corporation ("CPS"), proposes to issue and sell to you in your capacities as the Underwriters (the "Underwriters"), $80,832,000 aggregate principal amount of CPS Auto Receivables Trust 1997-3 6.10% Asset Backed Notes, Class A-1 (the "Class A-1 Notes") and $61,668,000 aggregate principal amount of 6.38% Asset Backed Notes, Class A-2 (the "Class A-2 Notes" and; together with the Class A-1 Notes the "Class A Notes") and $3,750,000 aggregate principal amount of 10.65% Asset Backed Notes, Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"). The Notes will be issued by CPS Auto Receivables Trust 1997-3 (the "Trust") pursuant to the Indenture (the "Indenture") dated as of August 1, 1997 among CPS Auto Receivables Trust 1997-3 (the "Trust") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The assets of the Trust will include, among other things, a pool of retail installment sale contracts consisting of the Initial Receivables and the Subsequent Receivables and all rights and obligations thereunder (collectively, the "Receivables"), with respect to Initial Receivables that are Rule of 78's Receivables, all payments due thereon after July 31, 1997 (the "Cutoff Date") and, with respect to Initial


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Receivables  that  are  Simple  Interest  Receivables,   all  payments  received
thereunder after the Cutoff Date, with respect to Subsequent Receivables that are Rule of 78's Receivables, all payments due thereon after the related Subsequent Cutoff Date and, with respect to Subsequent Receivables that are Simple Interest Receivables, all payments received thereunder after the related Subsequent Cutoff Date, security interests in the new and used automobiles, light trucks, vans and minivans securing the Receivables, certain bank accounts and the proceeds thereof, the Policy (for the benefit of the Class A Noteholders only) and the right of the Company to receive certain insurance proceeds and certain other property, all as more specifically described in the Sale and Servicing Agreement, dated as of August 1, 1997, among the Trust, CPS, as servicer (in such capacity, the "Servicer") the Company, as Seller and Norwest Bank Minnesota, National Association, as trustee.

         On the Closing Date, the Seller will deposit into the Pre-Funding Account $27,084,817 from the proceeds of the sale of the Notes and the Certificates. It is intended that from time to time on or before October 15, 1997, the Trust will purchase Subsequent Receivables from the Seller having an aggregate principal balance of up to $27,084,817 with funds on deposit in the Pre-Funding Account.

         The Class A-1 Notes will be issued in an aggregate principal amount of $80,832,000 and will bear interest at an annual rate equal to 6.10% (the "Class A-1 Interest Rate"). The Class A-2 Notes will be issued in an aggregate principal amount of $61,668,000 and will bear interest at an annual rate equal to 6.38% (the "Class A-2 Interest Rate"). The Class B Notes will be issued in an aggregate principal amount of $3,750,000 and will bear interest at an annual rate equal to 10.65% (the "Class B Interest Rate"). The aggregate principal amount of the Notes will equal 118.98% of the aggregate principal balance of the Initial Receivables as of the Cutoff Date. Calculations of interest for each class of Notes will be in accordance with the provisions of the Sale and Servicing Agreement.

         The Certificates will be issued in an aggregate principal amount of $3,750,000 which is equal to 2.5% of the sum of (i) aggregate principal balance of the Receivables as of the Cutoff Date and (ii) the amount to be deposited in the Pre-Funding Account on the Closing Date. The Certificates will bear interest at an annual rate equal to 10.65% (the "Pass-Through Rate") in accordance with the provisions of the Trust Agreement. The Certificates will not be underwritten by the Underwriters pursuant to this Agreement.

         To the extent not otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Indenture or, if not defined therein, in the Sale and Servicing Agreement.

         As the Underwriters, each of you have advised the Company that (a) you are authorized to enter into this Agreement and (b) each of you is willing, acting severally and not jointly, to purchase the aggregate principal amount of the Notes set forth opposite your respective names in Schedule I hereto.

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         In consideration of the mutual  agreements  contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company, with respect to the Company, and CPS, with respect to CPS, and Samco, with respect to Samco, and both the Company and CPS in all other instances, each represents and warrants to, and agrees with each Underwriter, as of the date hereof and as of the Issuance, that:

         (a) CPS has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-25301), ---------- including a Base Prospectus, for registration of the offering and sale of the Class A Notes under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations (the "1933 Act Regulations") of the Commissionthereunder which conforms with the requirements of the 1933 Act and the 1933 Act Regulations. CPS has complied with the conditions for the use of a Registration Statement on Form S-3. CPS may have filed with the Commission one or more amendments to such Registration Statement, and may have used a Preliminary Final Prospectus, each of which has been previously furnished to each of the Underwriters. The offering of the Class A Notes is a Delayed Offering and, although the Base Prospectus may not include all the information with respect to the Class A Notes and the offering thereof required by the 1933 Act and the 1933 Act Regulations to be included in the Final Prospectus, the Base Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. The Company will hereafter file with the Commission pursuant to Rules 415 and 424(b), a final supplement to the Base Prospectus relating to the Class A Notes and the offering thereof. As filed, such final supplement shall include all required information with respect to the Class A Notes and, except to the extent the Underwriters shall agree in writing to any modification thereof, shall be in all substantive respects in the form furnished to each of the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall be in such form with only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Company has advised each of the Underwriters, prior to the Execution Time, will be included or made therein.

         (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Final Prospectus (as supplemented and amended as of the Closing Date) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act

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Regulations,  the Securities  Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder (the "1934 Act Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (as supplemented and amended in the case of the Closing Date) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that each of CPS and the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information specified in Section 9(b) furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement or amendment thereto) or the information regarding the Insurer set forth under the heading "THE INSURER" in or incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus.

         (c) The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Base  Prospectus"  shall mean the  prospectus  referred to in
         Section 1(a) hereof contained in the Registration Statement at the Effective Date.

                  "Delayed Offering" shall mean the offering of the Notes pursuant to Rule 415 which does not commence promptly after the effective date of the Registration Statement, with the result that only information required pursuant to Rule 415 need be included in such Registration Statement at the effective date thereof with respect to the Notes.

                  "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment(s) thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed by the Company.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) under the 1933 Act after the Execution Time, together with the Base Prospectus.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus.

                  "Prospectus" shall mean, collectively, the Base Prospectus, any Preliminary Final Prospectus and the Final Prospectus.

                  "Registration Statement" shall mean (i) the Registration Statement referred to in Section 1(a) hereof, including all documents incorporated therein by reference, exhibits, financial statements and notes thereto and related schedules and other statistical and financial data and information included therein, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective); (ii) in the event any post-effective amendment thereto becomes effective prior to the Closing Date, such Registration Statement as so amended; and (iii) in the event any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, such Registration Statement as so modified by the Rule 462(b) Registration Statement, from and after the effectiveness thereof. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the 1933 Act.

                  "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" means a Registration Statement filed pursuant to Rule 462(b) under the 1933 Act relating to the offering covered by the Registration Statement (File No. 333-25301).

         Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

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         (d)  The  Seller,   at  its  own  expense  in  consultation   with  the
Underwriters, has prepared a private placement memorandum (together with any exhibits attached thereto, the "Private Placement Memorandum") describing, among other things, the Class B Notes, the Receivables, the Policy, the Trust and the Trust Documents. Copies of the Private placement Memorandum and any amendments or supplements thereto to date have been delivered to the Underwriters. From and after the date of any amendment or supplement to the Private Placement Memorandum, the term "Private Placement Memorandum" shall mean the Private
Placement Memorandum as so amended or supplemented. The Private Placement Memorandum, as of its date, and any amendment thereof or supplement thereto, as of their respective dates, and at all times up to and including the Closing Date, does not and will not, as of such dates and at such times, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that each of CPS and the Company makes no representations or warranties as to (i) the information contained in or omitted from the Private Placement Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information specified in
Section 9(b) furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Private Placement Memorandum (or any supplement or amendment thereto) or (ii) the information regarding the Insurer set forth under the heading "THE INSURER" in or incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus (which information referred to in (ii) above the Underwriters acknowledge has not been included in the Private Placement Memorandum).

         (e) Each of the Company and CPS is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to transact business as a foreign corporation in each jurisdiction in which it is required to be so qualified and in which the failure to so qualify, taken in the aggregate, would have a material adverse effect on it.

         (f) Samco Acceptance Corp. ("Samco") is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which it is required to be so qualified and in which failure to so qualify, taken in the aggregate, would have a material adverse affect on it.

         (g) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus or in the Private Placement Memorandum, there has not been any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in or affecting the financial position, shareholders' equity or results of operations of the Company, CPS or Samco or the Company's or

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CPS's or Samco's  ability to perform its obligations  under this Agreement,  the
Indenture, the Trust Agreement or the Sale and Servicing Agreement or any of the
other  Basic  Documents  (as  defined  below),   other  than  as  set  forth  or
incorporated by reference in the Registration Statement or as set forth in the Final Prospectus or in the Private Placement Memorandum.

         (h) Except for the registration of the Class A Notes under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters or the filing requirements of Rule 430A or Rule 424(b) under the 1933 Act, no consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement or the Sale and Servicing Agreement or any of the other Basic Documents, except such as have been duly made or obtained or as will be duly made or obtained on or before the Closing Date.

         (i) Assuming that (i) the Underwriters' representations and warranties in Section 3 are true, (ii) the representations and agreements of each Accredited --------- Investor in the form of the letter set forth in Exhibit B-1 to the Private Placement Memorandum are true and will be complied with, (iii) the Class B Notes are offered and sold in the manner contemplated in this Agreement and in the Private Placement Memorandum and (iv) each Purchaser of Class B Notes is an Eligible Purchaser (as defined in Section 3(b)), the Class B Notes are not required to be registered under Section 5 of the Securities Act in connection with the offer, issuance, sale and delivery thereof as contemplated by the Private Placement Memorandum and this Agreement.

         (j) None of the Seller, CPS, or anyone authorized to act on their behalf has offered, transferred, pledged, sold or otherwise disposed of any Class B Note, any interest in any Class B Note, or any other security similar to the Class B Notes of the Seller or CPS or of any entity organized or originated by the Seller or CPS to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Class B Note, any interest in any Class B Note or any such other similar security from, or otherwise approached or negotiated with respect to any Class B Note, any interest in any Class B Note or any such other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, that would constitute a distribution of the Class B Notes under the Securities Act of 1933, as amended (the "Securities Act"), or that would render the offer or sale of any Class B Note by the Underwriters a violation of the Securities Act or any state securities law, or require registration or qualification pursuant thereto, or would require qualification of

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the  Indenture  under the Trust  Indenture  Act of 1939,  as amended (the "Trust
Indenture Act"), or require registration under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Seller or CPS act, nor has the Seller or CPS authorized, nor will the Seller or CPS authorize, any person to act, in such manner with respect to any Class B Note.

         (k) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Notes, nor instituted proceedings for that purpose. The Registration Statement contains, and the Final Prospectus together with any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the 1933 Act and the 1933 Act Regulations.

         (l) The documents (other than the financial statements of the Insurer, as to which no representation is made by CPS or the Company) which are incorporated by reference in the Registration Statement, the Final Prospectus and the Private Placement Memorandum or from which information is so incorporated by reference, as of the dates they were filed with the Commission, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (m) Each of the Company, CPS and Samco confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of doing Business with Cuba, and each of the Company, CPS and Samco further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information included in the Final Prospectus, if any, concerning either the Company's, CPS's or Samco's business with Cuba or with any person or affiliate located in Cuba changes in any material way, each of the Company, CPS and Samco, as the case may be, will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (n) All representations and warranties of the Company and CPS and Samco contained in each of the Basic Documents, including this Agreement, will be true and correct in all material respects when delivered and as of the Closing

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Date and are hereby incorporated by reference as if each such representation and warranty were specifically made herein.

         (o) Each of the Company and CPS and Samco has full power and authority (corporate and other) to enter into and perform its obligations under this Agreement, the Certificate Purchase Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the CPS Purchase Agreement, the Samco Purchase Agreement, the Insurance Agreement, the Indemnification Agreement, the Spread Account Agreement, the Lock-Box Agreement and the Servicing Assumption Agreement (collectively, the "Basic Documents"), and to consummate the transactions contemplated hereby and thereby.

         (p) On or before the Closing Date, the direction by the Company to the Trustee to authenticate the Notes will have been duly authorized by the Company, the Notes will have been duly executed and delivered by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, will be duly issued and will entitle the holder thereof to the benefits and security afforded by the Indenture, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

         (q) This Agreement and each Basic Document to which the Company or CPS or Samco is a party has been duly authorized, executed and delivered by each of the Company and CPS and Samco, as applicable, and constitutes a valid and binding agreement of each of the Company and CPS and Samco, as applicable, enforceable against the Company and CPS and Samco in accordance with its terms, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

         (r) None of the Company, CPS or Samco is in breach or violation of its Articles of Incorporation or Charter, as applicable, or By-Laws or in default in the performance or observance of any credit or security agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound, or in violation of any applicable law, statute, regulation, order or ordinance of any governmental body having jurisdiction over it, which breach or violation would have a material adverse effect on the ability of the

Company or CPS or Samco to perform its obligations under any of the Basic Documents or the Notes.

         (s) The issuance and delivery of the Notes, the consummation of any other of the transactions contemplated herein or in the Indenture, the Trust Agreement, the Sale and Servicing Agreement or in any of the other Basic Documents or the fulfillment of the terms of this Agreement, the Indenture, the Trust Agreement, or the Sale and Servicing Agreement or any of the other Basic Documents, subject to the registration of the Class A Notes under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters or the filing requirements of Rule 430A or Rule 424(b) under the 1933 Act, do not and will not conflict with or violate any term or provision of the Articles of Incorporation or Charter, as applicable, or By-Laws of the Company or CPS or Samco, any statute, order or regulation applicable to the Company or CPS or Samco of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or CPS or Samco and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or CPS or Samco (other than in favor of the Trustee, the Trustee or as otherwise permitted under the Indenture or the Sale and Servicing Agreement) pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or CPS or Samco is a party or by which the Company or CPS or Samco may be bound or to which any of the property or assets of the Company or CPS or Samco may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Company or CPS or Samco or materially adverse to the transactions contemplated by this Agreement or the Basic Documents.

         (t) Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the other Basic Documents and the Notes have been or will have been paid at or prior to the Closing Date.

         (u) The Receivables are chattel paper as defined in the Uniform Commercial Code as in effect in the State of California.

         (v) Under generally accepted accounting principles, CPS will report its transfer of the CPS Receivables to the Company pursuant to the CPS Purchase

Agreement as a sale of the CPS Receivables, Samco will report its transfer of the Samco Receivables to the Company pursuant to the Samco Purchase Agreement as a sale of the Samco Receivables and the Company will report its transfer of the Receivables to the Trustee pursuant to the Sale and Servicing Agreement as a sale of the Receivables. Each of CPS and the Company has been advised by KPMG Peat Marwick, Certified Public Accountants, that the transfers pursuant to the CPS Purchase Agreement and the Samco Purchase Agreement will be so classified under generally accepted accounting principles in accordance with Statement No. 77 of the Financial Accounting Standards Board (December 1983) and with Statement No. 125 of the Financial Accounting Standards Board (June 1996).

         (w) Pursuant to the CPS Purchase Agreement and the Samco Purchase Agreement, CPS and Samco are transferring to the Company ownership of the Receivables, the security interests in the Financed Vehicles securing the Receivables, certain other property related to the Receivables and the proceeds of each of the foregoing (collectively, the "Trust Property"), and, immediately prior to the transfer of any Receivables to the Trust, the Company will be the sole owner of all right, title and interest in, and has good and marketable title to, the Receivables and the other Trust Property. The assignment of the Receivables and the other Trust Property, including all the proceeds thereof, to the Trust pursuant to the Sale and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances.

         (x) Immediately prior to the transfer of any Receivables to the Trust, the Company's interest in such Receivables and the proceeds thereof shall have been perfected, UCC-1 financing statements (the "Financing Statements")
evidencing (i) the transfer of the applicable CPS Receivables to the Seller shall have been filed in the Office of the Secretary of State of the State of California, (ii) the transfer of the applicable Samco Receivables to the Seller shall have been filed in the Office of the Secretary of State of the State of Texas, (iii) the transfer of the applicable Receivables to the Trust shall have been filed in the Office of the Secretary of State of the State of Delaware, and
(iv) the pledge of the applicable Receivables by the Trust to the Trustee and there shall be no unreleased statements affecting the Receivables filed in any such office other than the Financing Statements. If a court concludes that the transfer of the Receivables from the Company to the Trust is a sale, then the interest of the Trust in the Receivables, the other Trust Property and the proceeds thereof, will be perfected by virtue of the Financing Statements having been filed in the office of the Secretary of State of the State of California. If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement and the transactions contemplated thereby constitute a grant by the Company to the Trust of a valid security interest in the

Receivables, the other Trust Property and the proceeds thereof, which security interest will be perfected by virtue of the Financing Statements having been filed in the office of the Secretary of State of the State of California. No filing or other action, other than the filing of the Financing Statements in the offices of the Secretaries of State of the States of California, Delaware and Texas referred to above and the execution and delivery of the Sale and Servicing Agreement, is necessary to perfect the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

         (y) The Indenture is not required to be qualified under the Trust Indenture Act.

         (z) None of the Company, CPS, Samco or the Trust is required to be registered as an "investment company" under the Investment Company Act.

2.       PURCHASE, SALE AND DELIVERY OF THE NOTES.

         Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the initial principal amount of the Notes set forth opposite such Underwriter's name in Schedule I hereto, at the purchase price specified in Schedule I with respect to each Class of Notes.

         The Company will deliver against payment of the purchase price (i) the Class A Notes in the form of one or more permanent global Notes in definitive form (the "Global Notes") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC and (ii) the Class B Certificates in definitive form registered in the name of such party as the Underwriters shall direct. Interests in any Global Notes will be held only in book-entry form through DTC except in the limited circumstances described in the Final Prospectus. Payment for the Notes will be made by the Underwriters by wire transfer of same day funds to an account previously designated to the Underwriters by the Company at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, at 9:30 a.m. (New York time) on August 19, 1997, or at such other time as is mutually agreed (such time being herein referred to as the "Closing Date") against delivery of the Global Notes and Class B Notes representing all of the Notes. The Notes will be made available for inspection at the above office of Mayer, Brown & Platt at least 24 hours prior to the Closing Date.

         As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York, California and Minnesota are open for business and are not permitted by law or executive order to be closed.

3.       OFFERING BY THE UNDERWRITERS.

         (a) The Company and CPS are advised by the Underwriters that they propose to make a public offering of the Class A Notes, as set forth in the Final Prospectus, from time to time as and when the Underwriters deem advisable after the Registration Statement becomes effective. The Company agrees that the Underwriters may, but are not obligated to, make a market in the Class A Notes and that any such market making by an Underwriter may be discontinued at any time in the sole discretion of such Underwriter.

         (b) The Company and CPS are advised by the Underwriters that one or both of the Underwriters will make offers of the Class B Notes on the terms set forth in the Private Placement Memorandum, as amended or supplemented, solely to
(i) persons whom the Underwriters reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the 1933 Act (each, a "QIB"), and/or (ii) a limited number of other institutional "accredited investors", as defined in Rule 501(a)(1), (2), (3) or (7) under the 1933 Act, that make certain representations and agreements to the Underwriters and the Seller (each, and "Accredited Investor" and, together with the QIBs, the "Eligible Purchasers");

         (c) Each Underwriter purchasing Class B Notes severally represents and warrants to the Company and CPS that it is an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act and a Qualified Institutional Buyer within the meaning of Rule 144A of the Securities Act.

         (d) Each Underwriter purchasing Class B Notes severally acknowledges that (i) the Class B Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and (ii) upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Class B Notes (and all notes issued in exchange therefore or in substitution thereof) shall bear the following legend:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT,

         PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND SUBJECT TO THE RECEIPT BY THE TRUSTEE AND THE SELLER OF A CERTIFICATION OF THE TRANSFEREE, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUBJECT TO THE RECEIPT BY THE TRUSTEE, OF A CERTIFICATION OF THE TRANSFEREE (SATISFACTORY TO THE TRUSTEE) AND AN OPINION OF COUNSEL (SATISFACTORY TO THE TRUSTEE AND THE SELLER) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND IN COMPLIANCE WITH THE TRANSFER REQUIREMENTS SET FORTH IN SECTION 2.4 OF THE INDENTURE.

                  IN NO EVENT SHALL THIS SECURITY BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST ANNUITY OR ACCOUNT SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, (ANY SUCH PLAN, TRUST OR ACCOUNT BEING REFERRED TO AS AN "EMPLOYEE PLAN"), A TRUSTEE OF ANY EMPLOYEE PLAN, OR AN ENTITY, ACCOUNT OR OTHER POOLED INVESTMENT FUND THE UNDERLYING ASSETS OF WHICH INCLUDE OR ARE DEEMED TO INCLUDE EMPLOYEE PLAN ASSETS BY REASON OF AN EMPLOYEE PLAN'S INVESTMENT IN THE ENTITY, ACCOUNT OR OTHER POOLED INVESTMENT FUND. INCLUDED WITHIN THE DEFINITION OF "EMPLOYEE PLANS" ARE, WITHOUT LIMITATION, KEOGH (HR-10) PLANS, IRA's (INDIVIDUAL RETIREMENT ACCOUNTS OR ANNUITIES) AND OTHER EMPLOYEE BENEFIT PLANS, SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

         (e) Each Underwriter purchasing Class B Notes severally agrees that it and each of its affiliates will not offer or sell the Class B Notes by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (f) Each Underwriter purchasing Class B Notes acknowledges that none of the Trust, the Seller or CPS, nor any person representing the Trust, the Seller or CPS, has made any representation with respect to the Trust, the Seller, CPS or the offering or sale of the Class B Notes, other than the information contained in the Private Placement Memorandum, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Class B Notes. Each Under writer purchasing Class B Notes affirms that it has access to such financial and other information concerning the Trust, the Seller, CPS and the Class B Notes as it has deemed necessary in connection with its decision to purchase Class B Notes, including an opportunity to ask questions of and request information from the Trust, the Seller and CPS.

4.       COVENANTS OF THE COMPANY AND CPS.

         The Company, and CPS (if so stated), covenants and agrees with the several Underwriters that:

         (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective as soon as reasonably practicable thereafter or, if the procedure in Rule 430A is followed, prepare and timely file with the Commission under Rule 424(b) a Final Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance upon Rule 430A. Prior to the termination of the offering of the Notes the Company will not file any amendment of the Registration Statement or amendment or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to each of the Underwriters a copy for its review prior to filing and will not file any such proposed amendment or supplement to which any of the Underwriters reasonably objects and which is not in compliance with the 1933 Act Regulations. The Company will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective; (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b); (iii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective; (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any other additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding for that purpose; and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued or suspended, to obtain as soon as possible the withdrawal thereof.

         (b) Prior to the filing thereof with the Commission, the Company will submit to each of the Underwriters, for its approval after reasonable notice thereof, such approval not to be unreasonably withheld or delayed, a copy of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement proposed to be filed or a copy of any document proposed to be filed under the 1934 Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Registration Statement or Final Prospectus.

         (c) The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Final Prospectus as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Final Prospectus is required under the 1933 Act, as many copies of the Final Prospectus, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters as many copies of the Private Placement Memorandum as the
Underwriters  shall  reasonably  request.   The  Company  will  deliver  to  the
Underwriters at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents filed under the 1934 Act and deemed to be incorporated by reference therein, and of all amendments thereto, as the Underwriters may from time to time reasonably request.

         (d) The Company will, and will cause the Trust to, comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Class A Notes as contemplated in this Agreement and the Final Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer in connection with the sale of any Class A Notes, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Final Prospectus to comply with any law or to file under the 1934 Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the 1933 Act or the

1934 Act, the Company will promptly notify each of the Underwriters and will promptly either (i) prepare and file, or cause to be prepared and filed, with the Commission an appropriate amendment to the Registration Statement or supplement to the Final Prospectus or (ii) prepare and file, or cause to be prepared and filed, with the Commission (at the expense of the Company) an appropriate filing under the 1934 Act which shall be incorporated by reference in the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with applicable law.

         (e) Until such time as all of the Class B Notes have been sold and issued, if any event shall occur as a result of which it is necessary, in the opinion of the Underwriters, to amend or supplement the Private Placement Memorandum in order to correct any untrue statement of a material fact or to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Seller shall forthwith prepare and furnish, without charge, to the Underwriters a reasonable number of copies of an amendment of, or supplement to, the Private Placement Memorandum (in form and substance satisfactory to the Underwriters), so that, as so amended or supplemented, the Private Placement Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Until such time as all of the Class B Notes have been sold and issued, the Seller will not at any time amend or supplement the Private Placement Memorandum (i) prior to having furnished the Underwriters with a copy of the proposed form of the amendment or supplement and giving the Underwriters and its counsel a reasonable opportunity to review the same or (ii) in a manner to which the Underwriters or their counsel shall reasonably object. The Seller or CPS shall give prompt written notice to the Underwriters of any event occurring on or prior to the Closing Date, requiring an amendment of, or a supplement to, the Private Placement Memorandum under this paragraph.

         (f) The Company will cooperate with the Underwriters in endeavoring to qualify the Notes for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Notes, except that the Company will not be obligated to qualify the Notes in any jurisdiction in which such qualification would require the Company to qualify to do business as a foreign corporation, file a general or unlimited consent to service of process or subject itself to taxation in any such jurisdiction to which it is not subject and will arrange for the determination of the legality of the Notes for purchase by institutional investors. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Notes.

         (g) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company, CPS or the Trust to register as an investment company under the 1940 Act.

         (h) Until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Company will deliver to each Underwriter the annual statements of compliance and the annual independent certified public accountant's reports furnished to the Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

         (i) The Company, CPS and Samco shall, from the date hereof through and including the Closing Date, furnish, or cause to be furnished, or make available, or cause to be made available, to each Underwriter or its counsel such additional documents and information regarding each of them and their respective affairs as each Underwriter may from time to time reasonably request and which the Company, CPS or Samco possesses or can acquire without unreasonable effort or expense, including any and all documentation requested in connection with such Underwriter's due diligence efforts regarding information in the Registration Statement and the Final Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement; and all actions taken by the Company or CPS to authorize the sale of the Notes shall be reasonably satisfactory in form and substance to each Underwriter.

         (j) The Company will cause the Trust to make generally available to Class A Noteholders as soon as practicable, but no later than sixteen months after the Effective Date, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such Effective Date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

         (k) So long as any of the Notes are outstanding, the Company will furnish to the Underwriters copies of all reports or other communications (financial or otherwise) furnished or made available to Noteholders, and deliver to the Underwriters during such period, (i) as soon as they are available, copies of any reports and financial statements filed by or on behalf of the Trust or the Company with the Commission pursuant to the Securities Exchange Act of

1934, as amended, and (ii) such additional information concerning the business and financial condition of the Company and CPS as the Underwriter may from time to time reasonably request.

         (l) The Company shall cause its affiliates and any person acting on its behalf not to, directly or indirectly, make offers or sales of any security (including, but not limited to the Notes and the Certificates), solicit offers to buy or but any security (including, but not limited to the Notes and the Certificates), under circumstances that would require the registration of the Class B Notes under the 1933 Act, or to do or cause to be done any other action that would require such registration.

         (m) For so long as any of the Class B Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, (1) the Seller and CPS will provide or cause to be provided to any holder of Class B Notes and any prospective Underwriter of Class B Notes designated by a holder of such Class B Notes, upon the reasonable request of such holder or prospective Underwriter, the information required to be provided to such holder or prospective Underwriter by Rule 144A(d)(4) under the Securities Act; and (2) the Seller and CPS shall take such actions as are necessary, in the opinion of counsel, to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of the Class B Notes conducted in accordance with Rule 144A.

         (n) On or before the Closing Date, the Company and CPS and Samco shall cause the respective computer records of the Company and CPS and Samco relating to the Receivables to be marked to show the Trustee's absolute ownership of the Receivables, and from and after the Closing Date neither the Company nor CPS nor Samco shall take any action inconsistent with the Trust's ownership of such Receivables, other than as expressly permitted by the Sale and Servicing Agreement or any other Basic Document.

         (o) To the extent, if any, that the ratings provided with respect to the Notes by either of the Rating Agencies is conditional upon the furnishing of documents or the taking of any other actions by the Company, CPS or Samco, CPS shall, or shall cause the Company or Samco to, furnish such documents and take any such other actions.

         (p) On the Closing Date, the Company and CPS shall cause the Insurer to issue the Policy to the Trustee for the benefit of the holders of the Class A Notes in form and substance satisfactory to each Underwriter.

5.       [RESERVED]

6.       COSTS AND EXPENSES.

         The Company and CPS will pay upon receipt of a written request therefor all costs, expenses and fees incident to the performance of the obligations of the Company and CPS under this Agreement and will, jointly and severally, reimburse the Underwriters for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing the Underwriters' obligations hereunder and including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of Mayer, Brown & Platt; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Final Prospectuses, the Final Prospectus, the Private Placement Memorandum, this Agreement, the listing application in respect of the Class A Notes, the Blue Sky Survey, if any, and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) any fees charged by the Rating Agencies for rating the
Notes; and (vi) the fees and expenses of the Trustee and the Owner Trustee, including the fees and disbursements of counsel for the Trustee and counsel for the Owner Trustee, in connection with the Notes, the Sale and Servicing Agreement and the other Basic Documents to which the Trustee or the Owner Trustee, as applicable, is a party and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Notes under State securities or Blue Sky laws. If this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by each of the Underwriters pursuant to Section 12 hereof (other than on the basis of a default by the Underwriters pursuant to Section 10 hereof), or by reason of any failure, refusal or inability on the part of the Company or CPS to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company and CPS, jointly and severally, shall reimburse the Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder upon receipt of a written request therefor; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Notes. Except to the extent expressly set forth in this Section 6, the Underwriters shall each be responsible for their own costs and expenses, including the fees and expenses of their counsel.

7.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase and pay for the Notes on the Closing Date are subject to the accuracy in all material respects as of the Closing Date of the representations and warranties of the Company, CPS and Samco contained herein, to the performance by the Company, CPS and Samco of their respective covenants and obligations hereunder and to the following additional conditions precedent:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 5:30 p.m. New York City time on the date of determination of the public offering price of the Notes, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price of the Notes was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed within the applicable time period prescribed for such filing by Rule 424(b), and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes.

         (b) On or prior to the date of this Agreement and on or prior to the Closing Date, each Underwriter shall have received a letter or letters, dated as of August 15, 1997, and as of the Closing Date, respectively, of KPMG Peat Marwick LLP, Certified Public Accountants, substantially in the form of the drafts to which each of the Underwriters has previously agreed and otherwise in form and substance satisfactory to each Underwriter and its counsel.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, CPS or any Affiliate of the Company or CPS which, in the judgment of each Underwriter, materially impairs the investment quality of the Notes or the ability of CPS to act as Servicer or (ii) any downgrading in the rating of any debt securities or preferred stock of the Company, CPS or any Affiliate thereof by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company, CPS or any Affiliate thereof (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or CPS or any Affiliate of the Company or CPS on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, New York or California authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, emergency or change in financial markets if, in the judgment of each Underwriter, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to market the Notes on the terms and in the manner set forth in the Final Prospectus.

         (d) The Company, CPS and Samco shall have furnished each Underwriter with such number of conformed copies of such opinions, certificates, letters and documents as it may reasonably request.

         (e) On the Closing Date, each of the Basic Documents, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Trustee shall have received a fully executed copy thereof or, with respect to the Notes, a conformed copy thereof. The Basic Documents, the Notes and the Certificates shall be substantially in the forms heretofore provided to each Underwriter.

         (f) Each Underwriter shall have received evidence satisfactory to such Underwriter that the Notes have been rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

         (g) Each Underwriter shall have received from Mayer, Brown & Platt, special counsel for CPS, Samco and the Company, opinions dated the Closing Date, addressed to such Underwriter, in a form satisfactory to such Underwriter.

         (h) Each Underwriter shall have received from Mayer, Brown & Platt, special Federal tax counsel for the Company, an opinion dated the Closing Date, addressed to such Underwriter, with respect to the status of the Trust for federal income tax purposes.

         (i) Each Underwriter shall have received from Mayer, Brown & Platt, an opinion dated the Closing Date, addressed to such Underwriter, with respect to the validity of the Notes and such other related matters as such Underwriter shall require and the Company or CPS shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (j) Each Underwriter shall have received from counsel to the Trustee, the Standby Servicer and the Collateral Agent (which counsel shall be reasonably acceptable to such Underwriter), an opinion addressed to such Underwriter dated the Closing Date, in form and substance satisfactory to such Underwriter and its counsel.

         (k) Each Underwriter shall have received from counsel to the Owner Trustee, which counsel shall be reasonably acceptable to such Underwriter, an opinion addressed to such Underwriter, dated the Closing Date, in form and substance satisfactory to such Underwriter and its counsel.

         (l) Each Underwriter shall have received from special Delaware counsel to the Trust, which counsel shall be reasonably acceptable to such Underwriter, an opinion addressed to such Underwriter, dated the Closing Date, in form and substance satisfactory to such Underwriter and its counsel.

         (m) Each Underwriter shall have received from counsel to the Insurer, which counsel shall be reasonably acceptable to such Underwriter, an opinion addressed to such Underwriter, dated the Closing Date, in form and substance satisfactory to such Underwriter and its counsel.

         (n) At the Closing Date, each Underwriter shall have received any and all opinions of counsel to the Company and CPS supplied to the Rating Agencies and the Insurer relating to, among other things, the interest of the Trustee in the Receivables and the other Trust Property and the proceeds thereof and certain monies due or to become due with respect thereto, certain bankruptcy issues and certain matters with respect to the Notes. Any such opinions shall be addressed to each Underwriter or shall indicate that such Underwriter may rely on such opinions as though they were addressed to such Underwriter, and shall be dated the Closing Date.

         (o) At the Closing Date, the Company, CPS and Samco shall have furnished to each Underwriter a certificate, dated the Closing Date, of the President, the Chief Financial Officer or any Vice President of the Company, CPS or Samco, as the case may be, in which each such officer shall state that: (i) the representations and warranties of the Company, CPS or Samco, as applicable, in this Agreement are true and correct on and as of the Closing Date; (ii) the Company, CPS or Samco, as applicable, has complied with all agreements and satisfied all conditions on its part required to be performed or satisfied hereunder and under each of the other Basic Documents at or prior to the Closing Date; (iii) the representations and warranties of the Company, CPS or Samco, as applicable, in each of the Basic Documents are true and correct as of the dates specified therein; (iv) with respect to the certificate delivered by CPS, the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission; (v) with respect to the certificates delivered by CPS and the Company, he or she has carefully examined the Registration Statement, the Final Prospectus and the Private Placement Memorandum and, in his or her opinion, as of the Effective Date of the Registration Statement, the statements contained in the Registration Statement and the statements contained in the Private Placement Memorandum were true and correct, and as of the Closing Date the Registration Statement, the Final Prospectus and the Private Placement Memorandum do not contain any untrue statement of a material fact or omit to state a material fact with respect to the Company, CPS or Samco necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the Effective Date of the Registration Statement, no event has occurred with respect to the Company, CPS or Samco which should have been set forth in a supplement to or an amendment of the Final Prospectus or the Private Placement Memorandum which has not been so set forth in such supplement or amendment; and
(vi) with respect to the certificate delivered by the Company and CPS, subsequent to the respective dates as of which information is given in the Registration Statement, the Final Prospectus and the Private Placement Memorandum, there has been no material adverse change, or any development with respect to the Company, CPS or Samco which could reasonably be expected to result in a material adverse change, in or affecting particularly the business or properties of the Trust, the Company, CPS or Samco except as contemplated by the Final Prospectus and the Private Placement Memorandum or as described in such certificate.

         (p) Each Underwriter shall have received evidence satisfactory to such Underwriter that the Insurer shall have issued the Policy to the Trustee for the benefit of the Class A Noteholders in form and substance satisfactory to such Underwriter.

         (q) Each Underwriter shall have received evidence satisfactory to it that, on or before the Closing Date, the Financing Statements have been filed in
(i) the office of the Secretary of State of California reflecting the assignment of the interest of CPS in the CPS Receivables included in the Initial Receivables and the related other Trust Property and the proceeds thereof to the Company, (ii) the office of the Secretary of State of Texas reflecting the assignment of the interest of Samco in the Samco Receivables included in the Initial Receivables and the related other Trust Property and the proceeds thereof to the Company, (iii) the office of the Secretary of State of California reflecting the transfer of the interest of the Company in the Initial Receivables and the related other Trust Property and the proceeds thereof to the Trust and (iv) the office of the Secretary of State of Delaware reflecting the transfer of the interest of the Trust in the Initial Receivables and the related other Trust Property and the proceeds thereof to the Trustee.

         (r) All proceedings in connection with the transactions contemplated by this Agreement, the Sale and Servicing Agreement and each of the other Basic Documents and all documents incident hereto or thereto shall be satisfactory in form and substance to each Underwriter.

         (s) The Company shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriters may reasonably have requested.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriters and to Mayer, Brown & Platt, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 9 hereof).

8.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to sell and deliver the portion of the Notes required to be delivered as and when specified in this Agreement are subject to the condition that, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

9.       INDEMNIFICATION.

         (a) The Company and CPS, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which such Underwriter or any such other person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Private Placement Memorandum, or any amendment or supplement thereto (other than information contained therein under the heading "the Insurer" and information incorporated by reference therein), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse each Underwriter and each such person within 30 days of presentation of a written request therefor for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not such Underwriter or such person is a party to any action or proceeding; provided, however, that neither the Company nor CPS will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Private Placement Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or CPS, as the case may be, by, through or on behalf of the Underwriters specifically for use in the preparation thereof; provided, further, that neither the Company nor CPS will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Computational Materials (as defined below), except to the extent expressly provided in (b) below. This indemnity agreement will be in addition to any liability which the Company or CPS may otherwise have. The indemnity agreement of the Company and CPS in this Agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or in the Final Prospectus, the Private Placement Memorandum, or any amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of any Underwriter if such Underwriter failed to send or give a copy of the Final Prospectus or the Private Placement Memorandum, as applicable (as amended or supplemented, if the Company or CPS, as the case may be, shall have furnished any amendment or supplement thereto to such Underwriter, which corrected such untrue statement or omission that is the basis of the loss, liability, claim, damage or expense for which indemnification is sought) to the person asserting any such loss, liability, claim, damage or expense at such time as the Final Prospectus or Private Placement Memorandum, as applicable, as so amended or supplemented, was required under the 1933 Act to be delivered to such person.

         (a) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Company and CPS, each of their directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from each of the Company and CPS to any Underwriter, its directors, officers, employees and agents and each person who controls any such Underwriter, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Private Placement Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or CPS, as the case may be, by, through or on behalf of such Underwriter specifically for use in the preparation of the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Private Placement
Memorandum, or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or any amendments or supplements thereto, consists of the information set forth in the last paragraph on the front cover page concerning the terms of the offering by the Underwriters (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the 1933 Act and the information under the caption "Methods of Distribution" in the Final Prospectus and under the caption "Underwriting" in the Final Prospectus.

         (b) (i) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, CPS, the other Underwriter; the respective officers, directors, employees and agents of any such party, and each person who controls the Company, CPS or such other Underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities to which such person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Computational Materials (as defined below) provided by such indemnifying Underwriter or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, not misleading (except, in each case, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission results from the failure of the Company Provided Information to be accurate in all material respects); and will reimburse each such party within 30 days of written request therefor for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related thereto, whether or not such person is a party to any action or proceeding. The obligations of each Underwriter under this subsection (ii) shall be in addition to any other liability which such Underwriter may otherwise have. For purposes hereof, the term "Computational Materials" means information provided by an Underwriter to a prospective purchaser of Notes, which information is not part of the Prospectus. For purposes hereof, the term "Company Provided Information" means the information contained in the data tape delivered by CPS to the Underwriters on or about August 1, 1997 containing information with respect to the Receivables as of the Cutoff Date.

         (ii) Each Underwriter shall, no later than the date on which the Prospectus is required to be filed pursuant to Rule 424, provide to CPS for filing with the Commission on Form 8-K a copy of any Computational Materials delivered by such Underwriter to any prospective purchaser of Notes.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for indemnity or contribution or otherwise than on account of the provisions of Section 9(a) or (b), except and only to the extent such omission so to notify shall have materially prejudiced the indemnifying party under Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation of an invoice) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iv) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to
Section 9(a) and by the Company in the case of parties  indemnified  pursuant to
Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under
Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and CPS on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or CPS on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters (in each case as set forth in the table on the cover page of the Final Prospectus). As between the Underwriters, the relative benefits received by Black Diamond Securities, LLC, on the one hand, and Paine Webber Incorporated, on the other, shall be deemed to be in the same proportion as the respective portions of the total underwriting discounts and commissions received by each of them. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, CPS and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the limitations set forth above. Notwithstanding the provisions of this Section 9(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Private Placement Memorandum, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The obligations of the Company and CPS pursuant to Section 6, the indemnity and contribution agreements contained in this Section 9 and the representations and warranties of each of the Company and CPS set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, the Company or CPS, their respective directors, officers, employees or agents or any persons controlling any Underwriter or the Company, (ii) acceptance of any Notes and payment thereof or hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, the Company or CPS, their respective directors, officers, employees or agents, or any person controlling any Underwriter, the Company or CPS, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.      DEFAULT BY THE UNDERWRITERS.

         If on the Closing Date, Black Diamond Securities, LLC shall fail to purchase and pay for all or any portion of the Notes which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company, CPS or Samco), then PaineWebber Incorporated shall use reasonable efforts to procure within 36 hours thereafter one or more additional Underwriters to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Notes which the defaulting Underwriter failed to purchase. If during such 36 hours PaineWebber Incorporated shall not have procured one or more additional Underwriters to purchase the Notes agreed to be purchased by the defaulting Underwriter, then (a) if the aggregate amount of Notes with respect to which such default shall occur does not exceed 10% of the Notes covered hereby, PaineWebber Incorporated shall be obligated to purchase the Notes which Black Diamond Securities, LLC failed to purchase, or (b) if the aggregate principal balance of Notes with respect to which such default shall occur exceeds 10% of the principal balance of Notes covered hereby, the Company or (provided PaineWebber Incorporated has not defaulted) PaineWebber Incorporated will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriter or of the Company except to the extent provided in Section 9 hereof. In the event of a default by PaineWebber Incorporated as set forth in this Section 10, the Closing Date may be postponed for such period, not exceeding seven days, as the non-defaulting Underwriter may determine in order that the required changes in the Registration Statement or in the Final Prospectus or Private Placement Memorandum or in any other documents or arrangements may be effected. For purposes of this Agreement, the term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 10 shall not relieve Black Diamond Securities, LLC from liability in respect of any default of such Underwriter under this Agreement.

11.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

if to the Underwriters, to each of the following addresses:

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019
Attention: Barbara Dawson
Fax: (212) 713-7999

with a copy to:

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019
Attention: John Fearey
Fax: (212) 713-1374

and

Black Diamond Securities, LLC
230 Park Avenue
New York, New York 10169
Attention: Jeffrey W. Kramer
Fax: (212) 953-6063

if to the Company, at the following address:

CPS Receivables Corp.
2 Ada
Irvine, California 92618
Attention:  Charles Bradley, Jr.
Facsimile No.:  (714) 753-6805;

or, if sent to CPS at the following address:

Consumer Portfolio Services, Inc.
2 Ada
Irvine, California 92618
Attention:  Charles Bradley, Jr.
Facsimile No.:  (714) 753-6805

12.      TERMINATION.

         This Agreement may be terminated by the Underwriters by notice by each of the Underwriters to the Company as follows:

         (a) at any time prior to the Closing Date, if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, any material adverse change or any development involving a prospective material adverse change in the business, properties, results of operations, financial condition or business prospects of CPS, Samco or the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in each of the Underwriters' reasonable judgment, make it impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) any suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in each of the Underwriters' reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading or the giving of notice of any intended or potential downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1934
Act), (vii) the suspension of trading of the Common Stock by the Commission on the New York Stock Exchange or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in each of the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (b) as provided in Sections 7 and 10 of this Agreement.

13.      SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters, CPS, Samco and the Company and their respective successors, executors, administrators, heirs and assigns, and the respective affiliates, officers, directors, employees, agents and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.      MISCELLANEOUS.

         The   reimbursement,   indemnification   and  contribution   agreements
contained  in this  Agreement,  the  obligations  of the  Company  and CPS under
Section 6 and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or the Company, their respective directors, officers, employees or agents or any controlling person of any Underwriter or the Company indemnified herein and (c) delivery of and payment for the Notes under this Agreement.

         Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof. With respect to any claim arising out of this Agreement (i) each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, and (ii) each party irrevocably waives (1) any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, (2) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (3) the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. To the extent permitted by applicable law, each Underwriter, the Company, Samco and CPS irrevocably waive all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

         This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.



                    [Rest of page intentionally left blank.]

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       CPS RECEIVABLES CORP.


                                       By:
                                           Name:
                                           Title:


                                       CONSUMER PORTFOLIO SERVICES, INC.


                                       By:
                                           Name:
                                           Title:


                                       SAMCO ACCEPTANCE CORP.


                                       By:
                                           Name:
                                           Title:

The foregoing  Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written:

PAINEWEBBER INCORPORATED


  By:
      Name:
      Title:


BLACK DIAMOND SECURITIES, LLC


  By:
      Name:
      Title:

                                   SCHEDULE I


                            Schedule of Underwriters



                                                   Portion of Initial Principal
                                                    Amount of the Notes to be               Purchase
                Underwriter                                 Purchased                        Price


PaineWebber Incorporated                     Class A-1:        $80,775,275                $80,531,762
                                             Class A-2:        $61,624,725                $61,437,355
                                             Class B:          $3,750,000                 $ 3,674,964

Black Diamond Securities, LLC                Class A-1:        $56,725                      $ 56,554
                                             Class A-2:        $43,275                      $ 43,143
                                             Class B:          $0                             $ 0

                           Total             $150,000,000

